Exhibit 10.28

THIRD AMENDMENT TO THE
BLOOD DONOR CENTER MANAGEMENT
COMMUNITY MOBILE BLOOD COLLECTIONS
SERVICES AGREEMENT

This THIRD AMENDMENT (the “THIRD AMENDMENT”) is entered into as May 1, 2009 (the “Amendment Effective Date”) by and between University of Southern California, on behalf of USC University Hospital (“Hospital”), a medical center located at 1500 San Pablo Street, Los Angeles, California 90033 and HemaCare Corporation (“HemaCare”), located at 15350 Sherman Way, Suite 350, Van Nuys, California 91406.

RECITAL

A. USC University Hospital, Inc. (“USCUH”) and HemaCare entered into that certain Blood Donor Center Management and Community Mobile Blood Collections Services Agreement effective May 1, 2004, which was amended by the First Amendment effective May 1, 2006, and further amended by the Second Amendment effective May 1, 2007, which collectively is referred to as the “Agreement”.

B. Pursuant to the Asset Purchase Agreement among USCUH, Tenet Healthsystem Norris, Inc. and the University of Southern California, dated February 9, 2009, Hospital assumed the Agreement from USCUH, effective April 1, 2009.

C. Hospital and HemaCare desire to amend the terms of the Agreement as set forth herein below.

NOW, THEREFORE, the parties hereto, based upon the above recitals and the covenants and conditions set forth herein, agree as follows:

1. TERM AND TERMINATION. Section VI, paragraph A of the Agreement shall be amended and is replaced in its entirety as follows:

This agreement shall commence May 1, 2009 and continue for a term of two (2) years.

2. HEMACARE'S COMPENSATION. For Services rendered on or after May 1, 2009 pursuant to this Agreement, Hospital shall pay HemaCare in accordance with the revised Fee Schedule, Attachment “I,” attached hereto and made part hereof by this reference. At the end of the initial twelve (12) months of this contract term, the parties agree to meet and confer regarding the fees for services rendered during the remainder of the term. Any modifications to the Fee Schedule shall take effect only upon mutual written agreement of both parties and shall apply to services rendered on or after the date of such mutual written agreement.

3. GENERAL. If provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail. Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

4. LIMITED EXCLUSIVITY. Section V, paragraph E of the Agreement shall be amended and is replaced in its entirety as follows:

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It is agreed and acknowledged by the parties that, as an independent contractor, HemaCare retains the right to contract with and provide services to entities and individuals other than Hospital and its patients, and nothing in this Agreement be interpreted as limiting or restricting in any way HemaCare's right to do so. Hospital agrees that HemaCare will be the sole outside provider of the described Blood Donor Center and Community Mobile Blood Drive Program during the term of this Agreement and Hospital agrees not to contract with any other third party to conduct the Services contemplated by this Agreement, unless HemaCare is unable to meet and/or perform its obligations under this Agreement or as otherwise provided herein. Nothing in the foregoing sentence shall prohibit Hospital from purchasing blood products from any vendor at any time. Upon mutual written agreement of both parties HemaCare may open complimentary Donor Centers for benefit of the Hospital.

5. NON-SOLICITATION. Section VIII, paragraph C of the Agreement shall be amended and is replaced in its entirety as follows:

HemaCare and Hospital mutually agree not to solicit each other's employees, except upon written permission. The prohibition period for non-solicitation will extend for twenty-four (24) months post-HemaCare or Hospital employment and for twenty-four (24) months after the termination off this agreement. The penalty for breach will be an amount equal to the employee's annual compensation prior to termination of services with the aggrieved party. Nothing in the foregoing covenant shall restrict either party from entering into employment discussions with an employee of the other party who initiates such discussions.

6. ASSIGNMENT. Section VIII, paragraph F of the Agreement shall be amended and is replaced in its entirety as follows:

Neither party may assign this Agreement, nor the rights and obligations therein, to a third party without the express written consent of the other party; however, either party may assign this Agreement, and its rights and obligations therein, to any individual or entity that purchases all or substantially all of either party's assets or stock, or any entity that succeeds to a merger between either party and another entity or entities, or to any entity controlled by either party, or to any entity controlling either party, or any entity under common control with either party.

7. LIMITATION OF LIABILITY. Section VIII, paragraph K, shall be added and incorporated to the Agreement as follows:

The parties acknowledge and agree that both Hospital and HemaCare shall only be entitled to reasonably foreseeable direct damages, if any, which arise from (i) any indemnification provision under this Agreement, as amended, (ii) any beach of any provision under this Agreement, as amended, and (iii) any breach under Section VIII, paragraph C of the Agreement, as amended, which relates to the non-solicitation of employees and the penalty associated therewith. Except for direct damages as provided in the preceding sentence, to the maximum extent permitted by law, it is the intent of the parties that neither Hospital nor HemaCare shall be responsible for any incidental, consequential, indirect, special, punitive or exemplary damages of any kind, including damages for lost goodwill, lost profits, lost business or other indirect damages based on contract, negligence, tort (including strict liability) or other legal theory, as a result of a breach of any warranty or any other term of this Agreement, and regardless of whether a party was advised or had reason to know of the possibility of such damages in advance.

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UNIVERSITY OF SOUTHERN CALIFORNIA, on behalf of USC UNIVERSITY HOSPITAL		HEMACARE CORPORATION

/s/	Scott Evans	/s/	John Doumitt
By:	Scott Evans, PharmD.	By:	John Doumitt
Title:	Chief Operating Officer	Title:	Chief Executive Officer
Date:		Date:	7/31/09

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HEMACARE CORPORATION
BLOOD PRODUCTS FEE SCHEDULE
USC UNIVERSITY HOSPITAL
Hospital Services Direct Order Lines
800-826-7962 OR 818-986-3977

COMPONENT	FEE PER UNIT
Platelet Pheresis, Leukoreduced	$[●]1
Two (2) free returns per month. Additional returns at $200.00 per unit restocking fee
Platelet Pheresis, Leukoreduced, Pediatric Unit	$[●]
Special order non-returnable.
Red Blood Cells	$[●]
Leukoreduced Red Blood	$[●]
Directed Platelet Pheresis	$[●]
Directed Red Blood Cells	$[●]
Directed Leukoreduced Red	$[●]
Autologous Red Blood Cells*	$[●]
Autologous Leukoreduced Red Blood	$[●]
ADDITIONAL SERVICES
Special Distribution Surcharge	$[●]
Charged for product pick-up or transfer

NOTE:

*All autologous and directed donor services provided at the HemaCare Blood & Platelet Donor Center and the USC Blood Donor Center.

EFFECTIVE DATE: 5-1-09 to 4-30-101

CONFIDENTIAL INFORMATION

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1 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (“SEC”) and have been filed separately with the SEC.

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HCC# 195

Attachment A
BLOOD PRODUCTS FEE SCHEDULE
USC UNIVERSITY HOSPITAL
Hospital Services Direct Order Lines
800-826-7962 OR 818-986-3977

COMPONENT	FEE PER UNIT
Platelet Pheresis, Leukoreduced	$[●]2
Hospital must purchase an average of 300 platelets per month to maintain Depot Status. No restocking fee applies.
Platelet Pheresis, Leukoreduced, Pediatric Unit	$[●]
Special order non-returnable.
Red Blood Cells	$[●]
Leukoreduced Red Blood Cells	$[●]
Fresh Frozen Plasma	$[●]
Cryoprecipitate	$[●]
Cryo-Poor Plasma	$[●]
Directed Platelet Pheresis, Leukoreduced*	$[●]
Directed Red Blood Cells*	$[●]
Directed Leukoreduced Red Cells*	$[●]
Autologous Red Blood Cells*	$[●]
Autologous Leukoreduced Red Blood Cells*	$[●]
ADDITIONAL SERVICES
Irradiation	$[●]
CMV Negative Screening	$[●]
Shipping & Handling	[●]
STAT Delivery	[●]
Special Distribution Surcharge	$[●]
Charged for product pick-up or transfer

NOTE:

All autologous and directed donor services provided at the HemaCare Blood & Platelet Donor Center and the USC Blood Donor Center.

EFFECTIVE DATE: 9110/20101

CONFIDENTIAL INFORMATION

2 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the SEC and have been filed separately with the SEC.

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